NEWS RELEASE
FOR IMMEDIATE RELEASE	Contacts:	Rob Capps, Co-CEO MIND Technology, Inc. 281-353-4475
Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS
FISCAL 2021 THIRD QUARTER RESULTS

THE WOODLANDS, TX – December 3, 2020 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2021 third quarter ending October 31, 2020.
Revenues from continuing operations for the third quarter of fiscal 2021 were $6.5 million compared to $5.1 million in the second quarter of fiscal 2021 and $8.2 million in the third quarter of fiscal 2020. The sequential improvement was primarily due to an increase in activity and the completion of SeaLink towed streamer orders.
The loss from continuing operations for the third quarter of fiscal 2021 was approximately $2.4 million compared to a loss of $1.3 million in the third quarter of fiscal 2020. The Company reported a net loss per share from continuing operations of $(0.24) in the third quarter of fiscal 2021 compared to a loss per share of $(0.15) in the third quarter of fiscal 2020.
Adjusted EBITDA from continuing operations for the third quarter of fiscal 2021 was a loss of $1.5 million compared to a loss of $423,000 in the third quarter of fiscal 2020. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net loss from continuing operations and cash provided by operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles. Backlog as of October 31, 2020 was approximately $8.2 million compared to $7.6 million at July 31, 2020 and $8.9 million at January 31, 2020. The loss from discontinued operations in the third quarter of fiscal 2021 was approximately $1.2 million compared to the loss from discontinued operations of $709,000 in the third quarter of fiscal 2020.

As has been previously disclosed, the Company is exiting the land leasing business as part of its recently completed reincorporation and rebranding process. Accordingly, the Equipment Leasing segment has been treated as a discontinued operation, and the associated results are excluded from the Company’s results from continuing operations for all periods presented. Assets and liabilities associated with the Equipment Leasing segment have been reclassified as “held for sale” in the accompanying consolidated condensed balance sheet.
Rob Capps, MIND’s Co-Chief Executive Officer, stated, “Our third quarter results for fiscal 2021 came in somewhat ahead of expectations despite the negative impact that COVID-19 restrictions have had on the global marine industry. Revenues rose almost 29% sequentially, benefiting from an uptick in order activity for our seismic exploration products.
“Certain market trends in the marine seismic industry are expected to drive higher demand for our products and core technologies in both the near and long term. For instance, we are seeing a growing use of un-manned marine vehicles in the commercial and military sector, increasing demand for higher resolution underwater sonar images, and seeking solutions for both anti-submarine warfare (ASW) and maritime security applications using commercially developed technologies. In response to these trends, we have established certain strategic initiatives that will allow us to address market needs, such as developing sensor packages for un-manned vehicles, partnering with a European contractor to jointly upgrade next-generation sonar systems, and utilizing proven passive array technology within ASW and maritime security applications. In total, we estimate that our serviceable market, that is the markets that we can address with current and planned products, is approximately $1.3 billion per year.
“We believe that these market trends will increase demand for certain sonar and seismic technologies in the marine industry, and we continue to be optimistic about the future,” continued Capps. “We remain the foremost supplier of source controller technology to the seismic exploration market and are seeing a heightened level of customer interest in upgrading capabilities, some of which we believe are unique to our products. Recent order activity for our source controller products is, we believe, an indication of this interest. We intend to build on our strengths and add innovative new technologies to our portfolio while leveraging our existing technologies into novel new solutions that can economically address the needs of the global marine marketplace.
“At the end of October, our backlog was up by about 8% from the end of the previous quarter, which gives us high confidence in a positive trend for near-term order flow in the fourth quarter and into the fiscal 2022 year. The Company is well-positioned to capture growth opportunities as they develop, and our balance sheet gives us the financial flexibility to execute on our strategy to become the leading provider of innovative marine technology and products,” concluded Capps.

CONFERENCE CALL
Management has scheduled a conference call for Friday, December 4th at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss fiscal 2021 third quarter results. To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the MIND Technology website,
http://mind-technology.com, by logging onto the site and clicking “Investor Relations.” A telephonic replay of the conference call will be available through December 11, 2020 and may be accessed by calling (201) 612-7415 and using passcode 13713498#. A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Dennard Lascar Investor Relations by email MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology and solutions for exploration, survey and defense applications in oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND Technology has a global presence with key operating locations in the United States, Singapore, Malaysia and the United Kingdom. Its Klein and Seamap units design, manufacture and sell specialized, high performance sonar and seismic equipment. For more information, visit http://mind-technology.com.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended October 31, 2020 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Tables to Follow

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	October 31, 2020	January 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$2,664	$3,090
Restricted cash	—	144
Accounts receivable, net of allowance for doubtful accounts of $1,044 and $2,378 at October 31, 2020 and January 31, 2020, respectively	5,609	6,623
Inventories, net	11,880	12,656
Prepaid expenses and other current assets	1,278	1,987
Assets held for sale	5,440	14,913
Total current assets	26,871	39,413
Property and equipment, net	4,954	5,419
Operating lease right-of-use assets	1,363	2,300
Intangible assets, net	6,831	8,136
Goodwill	—	2,531
Other assets	774	429
Total assets	$40,793	$58,228
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,441	$1,767
Deferred revenue	205	731
Accrued expenses and other current liabilities	2,468	1,565
Income taxes payable	691	316
Operating lease liabilities - current	280	1,339
Liabilities held for sale	1,133	2,730
Total current liabilities	6,218	8,448
Operating lease liabilities - non-current	1,083	961
Notes payable	1,607	—
Other non-current liabilities	797	967
Deferred tax liability	134	200
Total liabilities	9,839	10,576
Shareholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; 994 shares issued and outstanding at October 31, 2020 and January 31, 2020	22,104	22,104
Common stock, $0.01 par value; 40,000 shares authorized; 14,773 and 14,097 shares issued at October 31, 2020, and January 31, 2020, respectively	148	141
Additional paid-in capital	125,810	123,964
Treasury stock, at cost (1,929 shares at October 31, 2020 and January 31, 2020)	(16,860)	(16,860)
Accumulated deficit	(95,823)	(77,310)
Accumulated other comprehensive loss	(4,425)	(4,387)
Total shareholders’ equity	30,954	47,652
Total liabilities and shareholders’ equity	$40,793	$58,228

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2020	2019	2020	2019
Revenues:
Sale of marine technology products	$6,541	$8,175	$14,814	$21,039
Total revenues	6,541	8,175	14,814	21,039
Cost of sales:
Sale of marine technology products	4,267	4,860	10,039	12,478
Total cost of sales	4,267	4,860	10,039	12,478
Gross profit	2,274	3,315	4,775	8,561
Operating expenses:
Selling, general and administrative	2,973	3,401	8,915	10,538
Research and development	912	629	2,077	1,442
Impairment of intangible assets	—	—	2,531	—
Depreciation and amortization	662	604	2,092	1,810
Total operating expenses	4,547	4,634	15,615	13,790
Operating loss	(2,273)	(1,319)	(10,840)	(5,229)
Other income (expense):
Other, net	12	(31)	68	145
Total other income (expense)	12	(31)	68	145
Loss from continuing operations before income taxes	(2,261)	(1,350)	(10,772)	(5,084)
(Provision) benefit for income taxes	(109)	31	79	75
Loss from continuing operations	(2,370)	(1,319)	(10,693)	(5,009)
Loss from discontinued operations, net of income taxes	(1,220)	(709)	(6,143)	(2,570)
Net loss	$(3,590)	$(2,028)	$(16,836)	$(7,579)
Preferred stock dividends	(559)	(522)	(1,677)	(1,492)
Net loss attributable to common shareholders	$(4,149)	$(2,550)	$(18,513)	$(9,071)
Net loss per common share: - Basic
Continuing operations	$(0.24)	$(0.15)	$(1.01)	$(0.54)
Discontinued operations	$(0.10)	$(0.06)	$(0.50)	$(0.21)
Net loss	$(0.34)	$(0.21)	$(1.51)	$(0.75)
Net loss per common share: - Diluted
Continuing operations	$(0.24)	$(0.15)	$(1.01)	$(0.54)
Discontinued operations	$(0.10)	$(0.06)	$(0.50)	$(0.21)
Net loss	$(0.34)	$(0.21)	$(1.51)	$(0.75)
Shares used in computing net loss per common share:
Basic	12,313	12,158	12,223	12,135
Diluted	12,313	12,158	12,223	12,135

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Nine Months Ended October 31,
	2020		2019
Cash flows from operating activities:
Net loss	$(16,836)		$(7,579)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,920		5,806
Stock-based compensation	562		612
Impairment of intangible assets	2,531		—
Loss on disposal of discontinued operations	1,859		—
Provision for doubtful accounts, net of charge offs	470		23
Provision for inventory obsolescence	256		—
Gross profit from sale of lease pool equipment	(1,326)		(987)
Gross profit from sale of other equipment	(303)		—
Deferred tax expense	(32)		135
Non-current prepaid tax	—		(157)
Changes in:
Accounts receivable	3,640		(1,020)
Unbilled revenue	(6)		(302)
Inventories	762		(2,835)
Prepaid expenses and other current and long-term assets	1,065		240
Income taxes receivable and payable	390		—
Accounts payable, accrued expenses and other current liabilities	(1,827)		(392)
Deferred revenue	72		1,979
Foreign exchange losses net of gains	—		230
Net cash used in operating activities	(4,803)		(4,247)
Cash flows from investing activities:
Purchases of seismic equipment held for lease	(110)		(1,939)
Purchases of property and equipment	(64)		(893)
Sale of used lease pool equipment	2,010		1,415
Sale of assets held for sale	734		—
Sale of business, net of cash sold	—		239
Net cash provided by (used in) investing activities	2,570		(1,178)
Cash flows from financing activities:
Proceeds from exercise of stock options	—		25
Net proceeds from preferred stock offering	—		2,211
Net proceeds from common stock offering	1,291		—
Preferred stock dividends	(1,118)		(1,492)
Proceeds from PPP loans	1,607		—
Net cash provided by financing activities	1,780	—	744
Effect of changes in foreign exchange rates on cash, cash equivalents and restricted cash	(117)		(69)
Net decrease in cash, cash equivalents and restricted cash	(570)		(4,750)
Cash, cash equivalents and restricted cash, beginning of period	3,234		9,549
Cash, cash equivalents and restricted cash, end of period	$2,664		$4,799

MIND TECHNOLOGY, INC.
Reconciliation of Net Loss From Continuing Operations and Net Cash Provided by Operating Activities to EBITDA and
Adjusted EBITDA From Continuing Operations
(in thousands)
(unaudited)

	For the Three Months Ended October 31,			For the Nine Months Ended October 31,
	2020	2019		2020	2019
Reconciliation of Net loss from continuing operations to EBITDA and Adjusted EBITDA
Net loss from continuing operations	$(2,370)	$(1,319)		$(10,693)	$(5,009)
Depreciation and amortization	662	639		2,092	1,914
Provision (benefit) for income taxes	109	(31)		(79)	(75)
EBITDA from continuing operations (1)	(1,599)	(711)		(8,680)	(3,170)
Non-cash foreign exchange losses	35	18		79	86
Stock-based compensation	113	270		562	612
Impairment of intangible assets	—	—		2,531	—
Adjusted EBITDA from continuing operations (1)	$(1,451)	$(423)		$(5,508)	$(2,472)
Reconciliation of Net Cash Used in Operating Activities to EBITDA
Net cash used in operating activities	$(2,237)	$(745)		$(4,803)	$(4,247)
Stock-based compensation	(113)	(270)		(562)	(612)
Provision for inventory obsolescence	(22)	(23)		(67)	(23)
Changes in accounts receivable (current and long-term)	1,003	2,396		(2,178)	916
Interest paid	11	13		34	40
Taxes paid, net of refunds	(27)	143		219	325
Gross profit from sale of other equipment	303	—		303	—
Changes in inventory	(1,462)	494	-763	(762)	3,162
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	685	(1,051)		1,441	(1,935)
Impairment of intangible assets	—	—		(2,531)	—
Changes in prepaid expenses and other current and long-term assets	(162)	(240)		(631)	(145)
Foreign exchange (gains) losses, net	—	(241)		—	(230)
Reserve against non-current prepaid income taxes	—	137		—	—
Other	422	(1,324)		857	(421)
EBITDA from continuing operations (1)	$(1,599)	$(711)		$(8,680)	$(3,170)

1.EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, non-cash costs of lease pool equipment sales, impairment of intangible assets, stock-based compensation and other non-cash tax related items. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with GAAP. Rather, we have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures and finance working capital requirements. We believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.